Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

GreenLight Biosciences Holdings, PBC

at

$0.30 Net Per Share

by

SW MergerCo, Inc.

a wholly-owned subsidiary of

SW ParentCo, Inc., an affiliate of

Fall Line Endurance Fund, LP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 19, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of GreenLight Biosciences Holdings, PBC, a Delaware public benefit corporation (“GreenLight”), are not immediately available, (ii) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

If delivering by mail:	If delivering by express mail, courier, or other expedited service:
Continental Stock Transfer & Trust Company 1 State Street Plaza- 30th Floor New York, NY 10004 Facsimile: (212) 616-7616 Attention: Compliance Department	Continental Stock Transfer & Trust Company 1 State Street Plaza- 30th Floor New York, NY 10004 Facsimile: (212) 616-7616 Attention: Compliance Department

If delivering by E-Mail:

Tenders+Greenlight@continentalstock.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to SW MergerCo, Inc., a Delaware corporation and a wholly-owned subsidiary of SW ParentCo, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 21, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share of GreenLight Biosciences Holdings, PBC, a Delaware public benefit corporation (“GreenLight”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available)

☐
Check here if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated: , 2023

Name(s) of Record Holder(s):

(please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No
(Daytime telephone number)

Signature(s):

GUARANTEE (Not to be used for signature guarantee)
The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) Nasdaq Global Market trading days after the date hereof.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please type or print)

(Zip Code)	Title:

Area Code and Tel. No.:	Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.